CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Kenneth D. Fuller, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Legg Mason Global Asset Management Trust – Legg Mason Batterymarch U.S. Small Capitalization Equity Portfolio (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2013 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Global Asset Management Trust –	Legg Mason Global Asset Management Trust –
Legg Mason Batterymarch U.S. Small	Legg Mason Batterymarch U.S. Small
Capitalization Equity Portfolio	Capitalization Equity Portfolio

/s/ Kenneth D. Fuller	/s/ Richard F. Sennett
Kenneth D. Fuller	Richard F. Sennett
Date: August 23, 2013	Date: August 23, 2013

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.